Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 01/06/2026 09:52 AM
ID: 2026-001859411

# Application for Registration of Trade Name

1. Trade name to be registered:

BUILT Industrial Fund One, LLC

2. Name of applicant:

Spark Fund One, LLC

3. Business address of applicant:

30 N Gould St Ste R
Sheridan, WY 82801

4. Mailing address of applicant *(if different from business address)*:

350 Westfield Road, Suite 400
Noblesville, IN 46060

5. Applicant is (*selection should correspond to information listed in item #2)*:

- [ ] individual;
- [ ] corporation;
- [ ] general partnership;
- [ ] limited partnership;
- [x] limited liability company;
- [ ] statutory trust;
- [ ] unincorporated association;
- [ ] statutory foundation;
- [ ] other:

6. If the applicant is a corporation, limited partnership, limited liability company, statutory trust or statutory foundation, list the state of incorporation, organization, or formation: Wyoming

If the applicant is a limited partnership, general partnership, or statutory trust, list the names and addresses of the partners, general partners, or trustees:

If the applicant is "other," explain:

Received
DEC 1 5 2025
Secretary of State
Wyoming

7. Describe general nature of business conducted by applicant:

Raise capital to enable the Company to acquire Properties and real estate-related investments, improve or develop Properties to increase their value, operate, and sell the Properties and any other real estate-related investments for a profit.

8. Date first used in Wyoming: 12/2/2025
*(Date – mm/dd/yyyy)*

**•The name must be in use in Wyoming prior to registration.**

Date: 12/2/2025
*(mm/dd/yyyy)*

**Signature:** [signature]

Print Name: Paul Ezekiel Turner

Title: CEO of its Manager

Contact Person: Courtney Turner Milbank

Daytime Phone Number: (317) 762-9478

Email: cmilbank@vitainvest.com

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

**State of** Indiana **County of** Hamilton
**The foregoing instrument was acknowledged before me by** Paul Ezekiel Turner
***Signatory's Printed Name***

Courtney Erica Turner Milbank — ***Notary Public's Signature***
12/2/25 — ***Notary Date (mm/dd/yyyy)***
3/2/31 — ***Notary's Commission Expiration***

***Notarial Seal:***
NOTARY PUBLIC SEAL INDIANA
COURTNEY ERICA TURNER MILBANK
Notary Public, State of Indiana
Hamilton County
Commission Number NP0664610
My Commission Expires
3/2/31

**Important Information:**

- ***Filing Fee: $100.00*** Make check or money order payable to Wyoming Secretary of State.
- The application must be signed and notarized.
- **Processing time is up to 15 business days** following the date of receipt in our office.
- Registration is effective for a term of ten (10) years and is renewable. The renewal may not be filed more than six (6) months prior to the expiration.
- The Secretary of State will notify registrants whose trade name is up for renewal six (6) months prior to the expiration.
- Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

# RECEIPT

Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020

SPARK FUND ONE LLC
350 WESTFIELD ROAD
SUITE 400
NOBLESVILLE, IN 46060

## RECEIPT INFORMATION

Receipt #: **004791681**
Receipt Date: **01/06/2026**
Processed By: **Lori Medina**

**DO NOT PAY!**
**This is not a bill.**

| Description of Charges | Reference | Quantity | Unit Price | Total |
|---|---|---|---|---|
| Initial Filing - Trade Name | 2026-001859411 | 1 | $100.00 | $100.00 |

**TOTAL CHARGES PAID $100.00**

| Description of Payment | Reference | Amount |
|---|---|---|
| Payment-Check / Money Order | 1 | $100.00 |

**TOTAL PAYMENT $100.00**

**In Reference To:**
BUILT Industrial Fund One, LLC (2026-001859411)

PAD or Billing Questions?
(307) 777-5343
SOSAdminServices@wyo.gov